CLOSING DATE EXTENSION
RE
AGREEMENT FOR PURCHASE AND SALE OF ASSETS
Perfect Empowered Drinking Water and Perfect Essentials

The Closing Date as set forth in the Agreement for Purchase and Sale of Assets (Perfect Empowered Water and Perfect Essentials), dated August 13, 2007, by and between the parties hereto is hereby amended and extended as follows:

1. By Friday, November 2, 2007 or within one banking day of the execution of this extension agreement and approval hereof by Seller's Board of Directors, whichever is later, Buyer shall make an additional non-refundable earnest money deposit of FIFTY THOUSAND DOLLARS ($50,000) which deposit shall apply to the Purchase Price. The $50,000 shall be paid / released directly to Seller as consideration for an extension of the Closing Date. Provided such additional deposit is made as called for, Seller hereby extends the closing date to November 15, 2007.

2. Within two banking days from the execution of this extension agreement and approval hereof by Seller's Board of Directors, Buyer shall make a deposit to Cresta Verde Escrow, Mission Viejo, CA, in the amount of $900,000 or more as a showing of good faith that it will have the ability to close on or before the extended closing date set forth herein.

3. Buyer has represented that it has submitted financial statements of individuals sufficient for the Bank of Minnesota ("Bank") to make a loan / issue a credit line sufficient to close the transaction within a matter of days. Financial statements have also been submitted to a bank in Spokane, Washington as a back up bank. The Bank of Minnesota has indicated it is in favor of making the needed loan and that it does not anticipate any problems with making the loan / line of credit which will enable Buyer to complete the purchase subject to the Bank completing its review of the financial statements and financial information that has been submitted. The Bank indicates that it expects to be completed with this review and verification process next week. Buyer will close the purchase within three banking days of the approval of the loan, but no later than November 15, 2007.

Except for the above provisions, the terms of the Agreement for Purchase and Sale of Assets relating to the Perfect division of Seller, including the purchase price, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement.

"Seller":

EAU TECHNOLOGIES, INC.
A Delaware Corporation

By: Wade Bradley
Wade Bradley
Chief Executive Officer
Date: November 1, 2007

"Buyer":

PERFECT WATER AND ESSENTIALS, LLC
A Nevada Limited Liability Company

By: Greg Mortensen
Greg Mortensen
Chief Executive Officer
Date: October 31, 2007